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                                                                      Exhibit 21



                                  SUBSIDIARIES



At December 28, 2002, the Company owned the following subsidiaries:

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                                                                        PERCENT
                                     STATE OR JURISDICTION OF             OF
SUBSIDIARIES                             INCORPORATION                 OWNERSHIP
--------------------------------------------------------------------------------

Carlon Chimes Co.                         Delaware                        100
Lamson & Sessions Ltd.                    Ontario, Canada                 100
LMS Asia Limited                          Hong Kong                       100
Dimango Products Corporation              Michigan                        100
Pyramid Industries II, Inc.               Delaware                        100

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